Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, General Electric Capital Services Note-Backed Series 2002-5
*CUSIP:   21988G478   Class  A-1
          21988GBQ8   Class  A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 21, 2006.

INTEREST ACCOUNT
----------------


Balance as of    August 21, 2005.....                               $0.00
        Scheduled Income received on securities.....        $4,372,312.50
        Unscheduled Income received on securities.....              $0.00

LESS:
        Distribution to Class A-1 Holders.....             -$3,964,230.00
        Distribution to Class A-2 Holders.....               -$408,082.50
        Distribution to Depositor.....                             -$0.00
        Distribution to Trustee.....                               -$0.00
Balance as of  February 21, 2006.....                               $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of  August 21, 2005.....                                 $0.00
        Scheduled Principal received on securities.....             $0.00

LESS:
        Distribution to Holders.....                               -$0.00
Balance as of  February 21, 2006.....                               $0.00


               UNDERLYING SECURITIES HELD AS OF February 21, 2006

         Principal
          Amount                      Title of Security
         ---------                    -----------------
       $116,595,000     General Electric Capital Services, Inc. 7.50%
                        Guaranteed Subordinated Notes due August 21, 2035
                       *CUSIP:  36959CAA6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.